                      MID-STATE TRUST VI ASSET-BACKED NOTES
                             PAYMENT DATE STATEMENT

                             PAYMENT DATE : 10/01/97





====================================================================================================================================
                                                % OF          % OF
                     CURRENT     INTEREST     CURRENT       INTEREST     OPTIMAL        INTEREST PAID      REALIZED
NOTE                 INTEREST    SHORTFALL    INTEREST     SHORTFALL    PRINCIPAL       ON REIMBURSED    LOSS AMOUNT      TOTAL
CLASS    CUSIP       PAYMENT      PAYMENT       PAID          PAID       PAYMENT      REALIZED LOSS AMT      PAID      DEBT SERVICE
-----    -----       --------    ---------    --------     ---------    ---------     -----------------  -----------   ------------
                      (iii)        (iii)        (v)           (v)         (iv)

 A-1   59549NAA1  $5,195,898.71     $0.00   100.00000000%        N/A   $5,000,546.47        $0.00            $0.00    $10,196,445.18

 A-2   59549NAB9  $1,051,315.32     $0.00   100.00000000%        N/A   $1,003,584.91        $0.00            $0.00     $2,054,900.23

 A-3   59549NAC7    $836,560.15     $0.00   100.00000000%        N/A     $783,752.03        $0.00            $0.00     $1,620,312.18

 A-4   59549NAD5    $930,413.44       N/A   100.00000000%        N/A     $843,706.45        $0.00            $0.00     $1,774,119.89


TOTALS:           $8,014,187.62     $0.00                              $7,631,589.86                                  $15,645,777.48
                  -------------     -----                              -------------                                  --------------

====================================================================================================================================

       ==========================================================================================
                    PAYMENTS PER "INDIVIDUAL NOTE"                   UNPAID PRINCIPAL BALANCE
                                                                     AFTER THIS PAYMENT DATE
=================================================================================================
              CURRENT         INTEREST          OPTIMAL
             INTEREST         SHORTFALL        PRINCIPAL                             INDIV NOTE
NOTE          PAYMENT          PAYMENT          PAYMENT           OUTSTANDING       PRIN BALANCE
CLASS      (PER $1,000)      (PER $1,000)     (PER $1,000)        PRIN BALANCE      (PER $1,000)
-----      ------------      ------------     ------------        ------------      ------------
              (vii)             (vii)            (viii)                (x)               (x)

 A-1       $18.05698944      $0.00000000       17.37809373       $278,154,696.33    $966.65402721

 A-2       $18.20459429      $0.00000000       17.37809373        $55,824,270.07    $966.65402714

 A-3       $18.54900554      $0.00000000       17.37809373        $43,596,096.62    $966.65402712

 A-4       $19.16402554      $0.00000000       17.37809373        $46,931,053.02    $966.65402718


TOTALS:                                                          $424,506,116.04
                                                                 ---------------

=================================================================================================

(i)   THE AMOUNT OF ISSUER EXPENSES TO BE PAID ON THIS PAYMENT DATE IS:                         $31,623.49

(ii)  THE AMOUNT OF AVAILABLE FUNDS FOR THIS PAYMENT DATE IS:                               $15,645,777.48

(vi)  THE TOTAL CLASS INTEREST SHORTFALL ON THIS PAYMENT DATE IS:                                    $0.00

(viii)  THE AMOUNT TO BE WITHDRAWN FROM THE COLLECTION ACCOUNT AND PAID
        OVER TO THE ISSUER IN RESPECT OF SUCH PAYMENT DATE PURSUANT TO
        SECTION 8.02(c) IS:                                                                          $0.00

(ix)  THE TOTAL REALIZED LOSS AMOUNT IS:                                                             $0.00

(xi)  THE AMOUNT OF CUMULATIVE ACTUAL NET ECONOMIC LOSSES AS OF THE END OF THE RELATED
      DUE PERIOD WHICH IS CALCULATED AS FOLLOWS:
      (a)  ECONOMIC BALANCE OF ALL ACCOUNTS THAT HAVE BEEN REPOSSESSED, CHARGED OFF,
           WRITTEN OFF OR OTHERWISE REDUCED IN WHOLE OR IN PART, WITHOUT ANY REPOSSESSION:   $6,274,491.88
      (b)  THE NET LIQUIDATION PROCEEDS, IF ANY, OF ACCOUNTS AS OF THE END OF THE RELATED
           DUE PERIOD, ANY NEW ACCOUNT THAT IS PART OF SUCH NET LIQUIDATION PROCEEDS
           BEING VALUED AT ITS ECONOMIC BALANCE AND THE REMAINING OUTSTANDING ECONOMIC
           BALANCE OF ACCOUNTS, CHARGED OFF, WRITTEN OFF OR OTHERWISE REDUCED, IN
           PART, BUT NOT IN WHOLE:                                                           $5,105,494.71
                                                                                             -------------
      (c)  [(a) MINUS (b)]:                                                                  $1,168,997.17


(xii)   THE ECONOMIC BALANCE AS OF THE END OF THE RELATED DUE PERIOD OF ACCOUNTS
        WITH RESPECT TO WHICH THERE IS A MATERIAL BREACH OF ANY REPRESENTATION
        OR WARRANTY MADE IN SECTION 3.11 OR AS TO WHICH THERE IS A MATERIAL
        DEFECT IN THE RELATED ACCOUNT DOCUMENTS IN ACCORDANCE WITH SECTION
        3.12(b) IS:                                                                                    N/A

(xiii)  THE MINIMUM TARGET OVERCOLLATERALIZATION AMOUNT IS:                                 $44,845,991.29

(xiv)  THE CUMULATIVE UNREIMBURSED REALIZED LOSS AMOUNT IS:                                          $0.00

(xv)  THE AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS IMMEDIATELY FOLLOWING
      THE END OF THE RELATED DUE PERIOD:                                                   $448,459,912.94

(xvi)    THE NUMBER AND AGGREGATE ECONOMIC BALANCE OF ALL ACCOUNTS 30, 60 and 90
         OR MORE DAYS PAST DUE AND IN REPOSSESSION, FORECLOSURE OR BANKRUPTCY:

                    222           $10,272,027.70

                      MID-STATE TRUST VI ASSET-BACKED NOTES
                             PAYMENT DATE STATEMENT
                                  (SUPPLEMENT)
                                                         SUPPLEMENT: PAGE 1 OF 2
                             PAYMENT DATE : 10/01/97

(i)  ISSUER EXPENSES TO BE PAID ON THIS PAYMENT DATE ARE AS FOLLOWS:
     (a) OWNER TRUSTEE FEE (WILMINGTON TRUST):                             $0.00
     (b) TRUSTEE FEE (FIRST UNION):                                   $15,418.33
     (c)  SUCCESSOR SERVICER FEE (FIRST UNION):                       $16,205.16
                                                                      ----------
                                                                      $31,623.49
                                                                      ==========

(ii) CALCULATION TO DETERMINE AVAILABLE FUNDS : [THE SUM OF (a), (b) and (c) LESS (d)]

     (a) AMOUNT OF COLLECTIONS ON THE ACCOUNTS ON DEPOSIT IN THE COLLECTION ACCOUNT
         AT THE CLOSE OF BUSINESS ON THE LAST BUSINESS DAY OF THE RELATED DUE PERIOD; PLUS       $15,653,842.07
     (b) NET REINVESTMENT INCOME EARNED ON FUNDS IN THE COLLECTION ACCOUNT
         (AMOUNT REPRESENTS INVESTMENT EARNINGS CREDITED DURING THE PERIOD BEGINNING
         TWO BUSINESS DAYS PRIOR TO SUCH PAYMENT DATE).                                              $23,558.90
     (c) NET REINVESTMENT INCOME EARNED ON FUNDS IN THE HOLDING ACCOUNT FROM THE
         PRECEDING PAYMENT DATE THROUGH THE 1ST BUSINESS DAY OF THE MONTH PRECEDING
         THE PAYMENT DATE:
     (d) THE AMOUNTS REFLECTED IN (i):                                                               $31,623.49
                                                                                                 --------------
                                                                                                 $15,645,777.48

(iii) CURRENT INTEREST DUE AND PAYABLE:

 NOTE     PRINCIPAL BALANCE         INTEREST       INTEREST DUE
CLASS     AS OF RECORD DATE           RATE     (07/01/97-09/30/97)
-----     -----------------         --------   -------------------
 A-1        $283,155,242.80          7.340%       $5,195,898.71
 A-2         $56,827,854.98          7.400%       $1,051,315.32
 A-3         $44,379,848.65          7.540%         $836,560.15
 A-4         $47,774,759.47          7.790%         $930,413.44

            $432,137,705.90                       $8,014,187.62


(iv) OPTIMAL PRINCIPAL AMOUNT DUE AND PAYABLE:

                                                      OPTIMAL          OPTIMAL         CUMULATIVE         CUMULATIVE
 NOTE        ORIGINAL PRINCIPAL    OPTIMAL PRIN      PRIN AMT         PRIN PAID          % OF             AMOUNT OF
CLASS          AMOUNT OF NOTES      PERCENTAGE       10/01/97          10/01/97      OPTIMAL PRIN PD    OPT PRIN PAID
-----        ------------------    ------------      --------         ---------      ---------------    -------------
 A-1          $287,750,000.00       65.524308%      5,000,546.47     5,000,546.47       3.334597%       $9,595,303.67
 A-2           $57,750,000.00       13.150404%      1,003,584.91     1,003,584.91       3.334597%       $1,925,729.93
 A-3           $45,100,000.00       10.269839%        783,752.03       783,752.03       3.334597%       $1,503,903.38
 A-4           $48,550,000.00       11.055448%        843,706.45       843,706.45       3.334597%       $1,618,946.98
              ---------------                      -------------    -------------
              $439,150,000.00                      $7,631,589.86    $7,631,589.86

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY (TO BE USED IN THE CALCULATION OF (iv)):

THE OPTIMAL PRINCIPAL AMOUNT FOR EACH CLASS OF NOTES SHALL BE THE AMOUNT EQUAL
TO:
(a)  ON OR PRIOR TO THE PAYMENT DATE IN APRIL, 2000
     (THE "TARGET OVERCOLLATERALIZATION DATE"); AND
(b)  AFTER THE PAYMENT DATE IN APRIL, 2000  AND ON WHICH THERE EXISTS AN
     UNCURED TRIGGER EVENT,
THE REMAINING AVAILABLE FUNDS: [(ii) LESS THE SUM OF (iii) AND (vi)]:                               $7,631,589.86
                           AND
(c)  ON THE PAYMENT DATE AFTER THE PAYMENT DATE IN APRIL, 2000 ON WHICH
     THERE DOES NOT EXIST AND UNCURED TRIGGER EVENT,
THE AMOUNT WHICH, WHEN PAID AS PRINCIPAL ON THE NOTES,WILL RESULT IN ACHIEVING
OR MAINTAINING THE TARGET OVERCOLLATERALIZATION LEVEL:

[PROVIDED THAT IN NO EVENT WILL THE OPTIMAL PRINCIPAL AMOUNT FOR ANY PAYMENT
DATE EXCEED THE REMAINING AVAILABLE FUND FOR SUCH PAYMENT DATE OR THE AGGREGATE
OUTSTANDING PRINCIPAL BALANCE.]
-----------------------------------------------------------------------------------------------------------------
CALCULATION OF TARGET OVERCOLLATERALIZATION LEVEL:  [THE GREATER OF (a) AND (b)]

(a) THE PRODUCT OF (i) OVERCOLLATERALIZATION PERCENTAGE; AND                               0.00%
                   (ii) AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS [AS OF
                        THE FIRST DAY OF THE MONTH PRECEDING THE MONTH OF        $448,459,912.94
                        THIS PAYMENT DATE]; AND                                            $0.00
(b) THE MINIMUM TARGET OVERCOLLATERALIZATION AMOUNT [(xiii), BELOW]               $44,845,991.29
                                                                                                   $44,845,991.29
-----------------------------------------------------------------------------------------------------------------
CALCULATION OF OVERCOLLATERALIZATION PERCENTAGE: [THE DIFFERENCE OF (a) AND (b)
DIVIDED BY (a)]:

THE EXCESS OF:
(a)  THE AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS (AS OF THE FIRST DAY
     OF MARCH, 2000); OVER                                                                         N/A
(b)  THE AGGREGATE OUTSTANDING PRINCIPAL BALANCE AND ALL UNREIMBURSED REALIZED
     LOSS AMOUNTS OF ALL CLASSES OF NOTES (AFTER GIVING EFFECT TO PAYMENTS AND                     N/A
     ALLOCATIONS OF LOSSES ON THE PAYMENT DATE IN APRIL, 2000); DIVIDED BY                                 $0.00
(c) (a), ABOVE                                                                                             0.00%
----------------------------------------------------------------------------------------------------------------
THE OVERCOLLATERALIZATION AMOUNT SHALL BE CALCULATED AS FOLLOWS: [(a) LESS (b)]:

(a)  AGGREGATE ECONOMIC BALANCE OF ACCOUNTS (AS OF THE FIRST DAY OF THE MONTH
     PRECEDING THIS PAYMENT DATE); LESS                                                          $448,459,912.94
(b)  THE SUM OF (i) THE AGGREGATE OUTSTANDING PRINCIPAL BALANCE OF                               $424,506,116.04
                (ii) ALL UNREIMBURSED REALIZED LOSS AMOUNTS                                                $0.00
                     [AFTER GIVING EFFECT TO PAYMENTS MADE, BUT PRIOR TO THE
                     ALLOCATION OF LOSSES THEREON ON THIS PAYMENT DATE]                           $23,953,796.90

                      MID-STATE TRUST VI ASSET-BACKED NOTES
                             PAYMENT DATE STATEMENT
                                  (SUPPLEMENT)
                                                         SUPPLEMENT: PAGE 2 OF 2
                             PAYMENT DATE : 10/01/97

(vi)  CALCULATION OF INTEREST SHORTFALL:

                                      INTEREST
         CURRENT   UNREIMBURSED      ON UNREIMB      CUMULATIVE      INTEREST
 NOTE    INTEREST    INTEREST        SHORTFALL        INTEREST    SHORTFALL PAID
CLASS   SHORTFALL   SHORTFALL   (07/01/97-09/30/97)  SHORTFALL       01/01/98*
-----   ---------  ------------ -------------------  ----------   --------------
 A-1       0.00        0.00            0.00             0.00           0.00
 A-2       0.00        0.00            0.00             0.00           0.00
 A-3       0.00        0.00            0.00             0.00           0.00
 A-4       0.00        0.00            0.00             0.00           0.00

          $0.00       $0.00           $0.00            $0.00          $0.00

* ANY CLASS A-4 SHORTFALL AMOUNT WAS TRANSFERRED FROM THE CLASS A-4 RESERVE ACCOUNT AND DEPOSITED IN THE COLLECTION ACCOUNT ON THE PAYMENT DATE.

(viii)AMOUNT TO BE WITHDRAWN FROM THE COLLECTION ACCOUNT AND PAID OVER TO THE ISSUER IN RESPECT OF THIS PAYMENT DATE PURSUANT TO SECTION 8.02(c): [(a) LESS (b)]:

      (a)  COLLECTION ACCOUNT BALANCE BEFORE ANY PAYMENTS ARE MADE:                                        $15,677,400.97
      (b)  TOTAL OF ALL PAYMENTS TO BE MADE ON THIS PAYMENT DATE [(i), (iii), (iv), (vi) AND (xv)]:        $15,677,400.97
                                                                                                           --------------
                                                                                                                    $0.00

(ix) CALCULATION TO DETERMINE CLASS REALIZED LOSS AMOUNTS:   [(a) LESS (b)]

      WITH RESPECT TO THE NOTES, AN AMOUNT EQUAL THE EXCESS OF
      (a)  THE OUTSTANDING PRINCIPAL BALANCE OF EACH CLASS OF NOTES
           [AFTER APPLICATION OF THE CLASS OPTIMAL PRINCIPAL AMOUNT, BUT
           PRIOR TO LOSSES]; OVER                                                                         $424,506,116.04
      (b)  THE AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS IMMEDIATELY
           FOLLOWING THE DUE PERIOD RELATED TO SUCH PAYMENT DATE:                                         $448,459,912.94
                                                                                                          ---------------
                                                                                                          ($23,953,796.90)

                                                               INTEREST
           OUTSTANDING      REALIZED     UNREIMBURSED         ON UNREIMB.
 NOTE       PRINCIPAL         LOSS         REALIZED             AMOUNT
CLASS        BALANCE         AMOUNT       LOSS AMOUNT    (10/01/97-12/31/97)
-----      -----------      --------     ------------    -------------------
 A-1     $278,154,696.33       0.00          0.00               0.00
 A-2      $55,824,270.07       0.00          0.00               0.00
 A-3      $43,596,096.62       0.00          0.00               0.00
 A-4      $46,931,053.02       0.00          0.00               0.00
         ---------------      -----         -----               ----
         $424,506,116.04      $0.00         $0.00               0.00


(xiii) CALCULATION TO DETERMINE MINIMUM TARGET OVERCOLLATERALIZATION AMOUNT:

       THE GREATER OF:
       (a)  THE PRODUCT OF 10%; AND                                                       10.00%
       (b)  THE AGGREGATE ECONOMIC BALANCE OF THE ACCOUNTS (AS OF THE FIRST DAY
            OF THE MONTH PRECEDING THE MONTH OF THIS PAYMENT DATE STATEMENT)     $448,459,912.94
                                                                                  $44,845,991.29
                                           AND
       (c)        $16,180,055.00                                                                   $44,845,991.29

[NOTE: SEE DEFINITION OF "MINIMUM TARGET OVERCOLLATERALIZATION AMOUNT" IN INDENTURE FOR CRITERIA IF MID-STATE HOMES, INC. NO LONGER SERVICES THE COLLATERAL.]

(xiv) DETERMINATION OF CUMULATIVE REALIZED LOSS AMOUNT FOR EACH CLASS OF NOTES [THE SUM OF THE AMOUNTS CALCULATED IN (ix)]:

                        CURRENT            INTEREST
NOTE                  AND UNREIMB         ON UNREIMB.           CUMULATIVE
CLASS               REAL. LOSS AMT         LOSS AMT.             AMOUNTS
-----               --------------        -----------           ----------
 A-1                     0.00                0.00                  0.00
 A-2                     0.00                0.00                  0.00
 A-3                     0.00                0.00                  0.00
 A-4                     0.00                0.00                  0.00

                         0.00                0.00                  0.00

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY:

CALCULATION OF AMOUNT AVAILABLE TO PAY REALIZED LOSS AMOUNT FOR EACH CLASS OF NOTES

        REMAINING
        AVAIL FDS*      OPTIMAL      INTEREST        CURRENT
NOTE   [(iv) ABOVE]    PRIN AMT      ON UNREIMB.   AND UNREIMB
CLASS  OR BALANCE**   [(iv) ABOVE]   LOSS AMT.    REAL. LOSS AMT      BALANCE
-----  ------------   ------------   -----------  --------------      -------
 A-1   $7,631,589.86  $5,000,546.47    0.00            0.00        $2,631,043.39
 A-2   $2,631,043.39  $1,003,584.91    0.00            0.00        $1,627,458.48
 A-3   $1,627,458.48    $783,752.03    0.00            0.00          $843,706.45
 A-4     $843,706.45    $843,706.45    0.00            0.00                $0.00


* APPLIES TO CLASS A-1 NOTES ONLY
** APPLIES TO CLASS A-2 THROUGH CLASS A-4 NOTES.